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                                                                      EXHIBIT 15

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
COTTON STATES LIFE INSURANCE COMPANY:

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-30696, 333-00793, 333-00795, 333-110738 and 033-30696) of
Cotton States Life Insurance Company of our report dated July 30, 2004 relating to the unaudited condensed consolidated interim financial statements of Cotton States Life Insurance Company that are included in its Form 10-Q for the quarter ended June 30, 2004.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
August 10, 2004